John W. Hlywak, Jr. (Investors)                 Jay Higham (Media/Physicians)
 Senior Vice President and                       President and
 Chief Financial Officer                         Chief Operating Officer
 IntegraMed America, Inc.                        IntegraMed America, Inc.
 (914) 251-4143                                  (914) 251-4127
 email:  jhlywak@integramed.com                  email:  jhigham@integramed.com
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 Web Address:  http://www.integramed.com
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        INTEGRAMED AMERICA TO HOLD FOURTH QUARTER 2004 FINANCIAL RESULTS
                        CONFERENCE CALL FEBRUARY 17, 2005

Purchase, NY, February 10, 2005 - IntegraMed America, Inc. (Nasdaq: INMD) today announced that the Company will release fourth quarter 2004 financial results on Wednesday, February 16, 2005, after the close of the financial markets. Gerardo Canet, Chairman and Chief Executive Officer, Jay Higham, President and Chief Operating Officer and John Hlywak, Senior Vice President and Chief Financial Officer, will host an investment-community conference call beginning Thursday, February 17, 2005, at 10:00 a.m. Eastern Time to discuss those results and to answer questions.

To participate in the live call via telephone, please call (800) 374-0146 (domestic) or (706) 634-1307 (international). A telephone replay will be available 12:00 p.m. Eastern Time, February 17 through February 24, 2005 by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and entering reservation number 3992461.

Individuals interested in listening to the conference call via the Internet may do so by visiting the Company's web site at www.integramed.com. A replay will be available on the web site for 14 days.

IntegraMed America, based in Purchase, N.Y., is focused on the $2 billion infertility industry, and offers products and services to patients and providers. Specifically, the Company provides Business Services to a network of Fertility Centers; distributes pharmaceutical products and financing programs directly to patients; and operates www.integramed.com, an award-winning infertility Web site.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant business service contract(s); profitability at Reproductive Science Centers serviced by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission. All information in this press release is as of February 10, 2005 and IntegraMed undertakes no duty to update this information.

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